UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200624

ZENDEX HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	870635270
(State of incorporation)	(IRS Employer ID Number)

600 North Bridge Rd #12-02/03 Parkview Square Singapore 18878

 (Address of principal executive offices)

(919) 633-2488

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

May 25th 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On May 25th, 2016 Mr. Wei Chi Lim closed a transaction in which he acquired a total of 1,521,300 shares of restricted stock of the Company, representing 80% of the shares in the Company from Joshua Campbell Turner and Alex Demetriev, the former Director and CFO, respectively for a total of for $200,000.00.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 25th, Mr. Joshua Campbell Turner resigned his official position as Director of the Corporation; Mr. Alex Demetriev, the former CFO resigned his official position, and on the same day the shareholders of the Corporation voted Mr. Wei Chi Lim as Director of the Company.

Mr. Lim, 40, is the managing Director of Healthco Sdn Bhd, a medical equipment company with outsourced procurement in hospitals and laboratories throughout Malaysia. He has also worked for the medical divisions of Johnson & Johnson and the 3M company as well as Top Glove, the world’s largest rubber glove manufacturer.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1

Shareholder’s Resolution Appointing New Director

10.2

Resignation of Josh Turner

10.3

Resignation of Mr. Alex Demetriev

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27th, 2016

Zendex Holdings, Inc.

         _S/________________________

By:    Wei Chi Lim, Director, CEO